Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 31, 2009, relating to the consolidated financial statements of New York Mortgage Trust, Inc. for the year ended December 31, 2008, which is included in the Annual Report on Form 10K/A of the JMP Group Inc. for the year ended December 31, 2008 and incorporated by reference in Registration Statement on Form S-8, File No. 333-142956, filed May 14, 2007.

/s/ DELOITTE & TOUCHE LLP

New York, New York

May 14, 2009